Exhibit 99.1

NEWS RELEASE

For Release on December 12, 2019

Giga-tronics Incorporated Announces Completion of
Previously Announced Reverse Split of Common Stock

- Company undertakes reverse split with the intent to uplist
- to a national securities exchange -

DUBLIN, California, December 12, 2019 -- (GLOBE NEWSWIRE) -- (OTCQB: GIGA) Giga-tronics Incorporated (the “Company”) announced today that its previously announced 1-for-15 reverse split of its common stock would become effective as of December 12, 2019. Beginning on December 13, 2019, the Company’s common stock will trade on the OTC market on a split-adjusted basis.

As a result of the reverse stock split, the number of shares of common stock outstanding will be reduced by the ratio of 1-for-15 to 2,476,982. The number of authorized shares of the Company’s common stock has been reduced in the same proportion to 13,333,333 shares of common stock.

The reverse stock split impacts all holders of the Company’s common stock uniformly and will not impact any shareholder’s percentage ownership interest in the Company; however, no fractional shares will be issued in connection with the reverse stock split, and cash will be paid in lieu of any fractional shares. The reverse stock split also reduces the number of shares of common stock issuable upon the conversion of the Company’s outstanding shares of preferred stock and the exercise of its outstanding stock options and warrants in proportion to the ratio of the reverse stock split and causes a proportionate increase in the conversion and exercise prices of such preferred stock, stock options and warrants.

The Company’s common stock will continue to trade on the OTC under the symbol “GIGA”, although the letter “D” will be added to the end of the trading symbol for approximately 20 trading days after the effective time of the split to designate that it is trading on a post-split basis. The new CUSIP number for the common stock following the reverse stock split is 37517504.

Registered shareholders holding their shares of common stock in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse stock split. For those shareholders holding physical stock certificates, the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, will send instructions for exchanging those certificates for new certificates representing the post-split number of shares. The transfer agent’s phone number is AST can be reached at (877) 248-6417.

About Giga-tronics Incorporated

Giga-tronics produces sophisticated test and measurement equipment primarily used in electronic warfare test and emulation applications as well as YIG (Yttrium, Iron, Garnet) tuned oscillators, RADAR filters, and microwave synthesizers for use in military defense applications.

Forward Looking Statements

This press release contains forward-looking statements, including statements about the possible listing of a the Company’s common stock on a national securities exchange, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors. Actual results could differ materially from those anticipated in these forward looking statements for many reasons, including, without limitation, the risk that the Company and its common stock may be unable to satisfy the listing requirements of a national securities exchange notwithstanding the reverse split and those other risk factors contained in its filings made with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Company Contact: Lutz Henckels
Executive Vice President & CFO
(925) 328-4650 ext. 4698 Agency Contact John Nesbett/Jennifer Belodeau IMS Investor Relations (203) 972-9200 jnesbett@institutionalms.com